Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports First Quarter Fiscal 2026 Results;
Reaffirms Fiscal 2026 Guidance
Boston, MA, August 7, 2025 - Haemonetics Corporation (NYSE: HAE) reported financial results for its first quarter fiscal 2026, which ended June 28, 2025:

		1st Quarter 2026
■	Revenue, decrease	$321 million, (4)%
■	Organic(1) revenue increase	0.5%
■	Organic ex-CSL(2) revenue increase	12.9%
■	Earnings per diluted share	$0.70
■	Adjusted earnings per diluted share	$1.10
■	Cash flow from operating activities	$17 million
■	Free cash flow	$2 million
__________
(1)    Excludes the impacts of currency fluctuation, the divestiture of the Whole Blood product line as of its completion in January 2025 and the exit of certain liquid solution products.
(2)    In addition to the adjustments for organic revenue, further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
Chris Simon, Haemonetics’ CEO, stated: “We are continuing to drive meaningful margin expansion and sustain profitable growth. We are gaining share in Plasma, advancing our impact in Hemostasis Management, and taking decisive steps to strengthen commercial execution in Vascular Closure. We remain well-positioned to achieve our ambitious long-range plan goals.”
GAAP RESULTS
First quarter fiscal 2026 revenue was $321.4 million, down 4.4% compared with the first quarter of fiscal 2025. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	1st Quarter 2026 Reported
Plasma	$129.9	(4.4)%
Blood Center	$51.8	(21.7)%
Hospital	$139.7	4.2%
Total net revenue	$321.4	(4.4)%
Gross margin was 59.8% in the first quarter of fiscal 2026 compared with 52.0% in the first quarter of fiscal 2025.

The primary drivers of the increase in the gross margin percentage were pricing benefits across all business units, product mix, decreased restructuring costs related to portfolio rationalization initiatives and decreased amortization of fair value inventory step-up. Operating expenses were $138.4 million, up $3.2 million or 2.4%, compared with the first quarter of fiscal 2025. The increase in operating expenses was driven by increased investments in research and development. The Company had operating income of $53.9 million and a 16.8% operating margin in the first quarter of fiscal 2026, compared with operating income of $39.8 million and a 11.8% operating margin in the first quarter of fiscal 2025. The income tax rate was 25% in the first quarter of fiscal 2026, compared with 18% in the first quarter of fiscal 2025, due primarily to lower benefits from performance share vestings. First quarter fiscal 2026 net income and earnings per diluted share were $34.0 million and $0.70, respectively, compared with $38.4 million and $0.74, respectively, in the first quarter of fiscal 2025.
ADJUSTED RESULTS
Organic revenue for the first quarter of fiscal 2026 increased 0.5% compared with the same period of fiscal 2025. Organic ex-CSL revenue for the first quarter of fiscal 2026 increased 12.9% compared with the same period of fiscal 2025. Business unit organic revenue growth rates compared with the prior year period were as follows:

	1st Quarter 2026
	Organic	Organic ex-CSL
Plasma	(4.3)%	29.3%
Blood Center	4.4%	4.4%
Hospital	3.8%	3.8%
Total net revenue	0.5%	12.9%
First quarter fiscal 2026 adjusted gross margin was 60.8%, up 550 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were pricing benefits across all business units and product mix.
Adjusted operating expenses were $117.8 million, up $2.8 million or 2.4%, compared with the first quarter of fiscal 2025. The increase in adjusted operating expenses was driven by increased investments in research and development. Adjusted operating income for the first quarter of fiscal 2026 was $77.6 million, up $6.5 million, or 9.2%, compared with the first quarter of fiscal 2025. Adjusted operating margin was 24.1%, up 300 basis points when compared with the same period of fiscal 2025. The adjusted income tax rate was 25% in the first quarter of fiscal 2026, compared with 19.9% in the first quarter of fiscal 2025, due to lower benefits from performance share vestings.
First quarter fiscal 2026 adjusted net income was $53.2 million, up $0.9 million, or 1.7%, and adjusted earnings per diluted share was $1.10, up 7.8%, each when compared with the same period of fiscal 2025.
BALANCE SHEET AND CASH FLOW
Cash on hand as of June 28, 2025 was $292.9 million, a decrease of $13.9 million since the end of fiscal 2025, primarily driven by cash outflows for strategic investments.
Cash flows provided by operating activities was $17.4 million and free cash flow was $2.5 million during the first quarter of fiscal 2026. The primary driver of the increased cash provided by operating activities as compared to the same period of fiscal 2025 was decreased cash outflows in working capital driven by lower inventory purchasing. Free cash flow was also impacted by lower capital expenditures and additions to Haemonetics equipment.

FISCAL 2026 GUIDANCE
The Company reaffirmed its previous fiscal 2026 GAAP total revenue and organic revenue growth guidance as follows:

	Plasma	Blood Center	Hospital	Total Company
Reported	(7 – 10%)	(23 – 26%)	8 – 11%	(3 – 6%)
Currency impact	–	(1) – 0%	–	(1) – 0%
Acquisitions & Divestitures(1)	–	(19%)	–	(4%)
Organic	(7 – 10%)	(4 – 6%)	8 – 11%	(2) – 1%
CSL 2025 US disposables revenue(2)	(21%)	–	–	8%
Organic, ex-CSL	11 – 14%	(4 – 6%)	8 – 11%	6 – 9%
__________
(1)    Reflects adjustment in Blood Center to exclude the impact of the Company’s divestiture of its Whole Blood product line in January 2025 and exit of certain liquid solution products.
(2)    Reflects adjustment to exclude the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
Additionally, the Company reaffirmed its adjusted operating margin guidance, adjusted earnings per diluted share guidance and free cash flow guidance as follows:

Adjusted operating margin	26 – 27%
Adjusted earnings per diluted share	$4.70 – $5.00
Free cash flow	$160M – $200M
WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS
The Company will host a conference call with investors and analysts to discuss first quarter fiscal 2026 results on Thursday, August 7, 2025 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register-conf.media-server.com/register/BIb1de2bd7b8ba4267b7bc38da4e4008c7. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.
Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/wv7zkgdh
ABOUT HAEMONETICS
Haemonetics is a global medical technology company dedicated to improving the quality, effectiveness and efficiency of health care. Our innovative solutions addressing critical medical needs include a suite of hospital technologies designed to advance standards of care and help enhance outcomes for patients; end-to-end plasma collection technologies to optimize operations for plasma centers; and products to enable blood centers to collect in-demand blood components. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions and divestitures; market position and expenditures; and the Company’s market and regional alignment initiative; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the Company’s share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.
Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the market and regional alignment initiative; the effects of global economic and political conditions, including changing trade and tariff policies and inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; the Company’s ability to protect its intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.
MANAGEMENT’S USE OF NON-GAAP MEASURES
This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, acquisitions and divestitures. Organic ex-CSL revenue growth further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), acquisition, integration and divestiture related costs, net gains on the repurchase of convertible notes, gains on sales of property, plant and equipment, certain tax settlements, unusual or infrequent and material litigation-related charges, and remeasurement of contingent consideration liability. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.
A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
	6/28/2025	6/29/2024	Inc/(Dec) %

	(Dollars in Thousands, Except Per Share Data)
Net revenues	$321,394	$336,172	(4.4)%
Cost of goods sold	129,150	161,248	(19.9)%
Gross profit	192,244	174,924	9.9%

Research and development	16,261	14,449	12.5%
Selling, general and administrative	110,719	108,248	2.3%
Amortization of acquired intangible assets	11,392	12,471	(8.7)%
Total Operating expenses	138,372	135,168	2.4%

Operating income	53,872	39,756	35.5%

Interest and other (expense) income, net	(8,703)	6,957	(225.1)%

Income before provision for income taxes	45,169	46,713	(3.3)%

Provision for income taxes	11,138	8,340	33.5%

Net income	$34,031	$38,373	(11.3)%

Net income per common share assuming dilution	$0.70	$0.74	(5.4)%

Weighted average shares outstanding
Basic	48,111	50,943
Diluted	48,353	51,564

Profit Margins:			Inc/(Dec) %
Gross profit	59.8%	52.0%	7.8%
Research and development	5.1%	4.3%	0.8%
Selling, general and administrative	34.4%	32.2%	2.2%
Operating income	16.8%	11.8%	5.0%
Income before provision for income taxes	14.1%	13.9%	0.2%
Net income	10.6%	11.4%	(0.8)%

Revenue Analysis by Business Unit (Unaudited)

	Three Months Ended
	6/28/2025	6/29/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL

	(Dollars in Thousands)
Revenues by business unit
Plasma	$129,897	$135,910	(4.4)%	0.3%	(0.4)%	(4.3)%	(33.6)%	29.3%

Apheresis	51,822	49,094	5.6%	1.2%	—%	4.4%	—%	4.4%
Whole Blood	17	17,151	(99.9)%	—%	(99.9)%	—%	—%	—%
Blood Center	51,839	66,245	(21.7)%	1.1%	(27.2)%	4.4%	—%	4.4%

Interventional Technologies(3)	58,483	63,044	(7.2)%	0.3%	—%	(7.5)%	—%	(7.5)%
Blood Management Technologies(4)	81,175	70,973	14.4%	0.6%	—%	13.8%	—%	13.8%
Hospital	139,658	134,017	4.2%	0.4%	—%	3.8%	—%	3.8%

Total net revenues	$321,394	$336,172	(4.4)%	0.5%	(5.4)%	0.5%	(12.4)%	12.9%
__________
(1)    Reflects the impact in Blood Center of the divestiture of the Whole Blood product line as of its completion in January 2025 as well as the impact in Plasma of the exit of certain liquid solution products.
(2)    Reflects the impact in Plasma of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
(3)    Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4)    Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets (Unaudited)

	June 28, 2025	March 29, 2025

	(Dollars in Thousands, Except Per Share Data)
Assets
Cash and cash equivalents	$292,898	$306,763
Accounts receivable, net	200,752	202,657
Inventories, net	360,527	365,141
Other current assets	58,983	60,414
Total current assets	913,160	934,975
Property, plant & equipment, net	286,865	284,052
Intangible assets, net	450,634	455,743
Goodwill	607,299	604,269
Other assets	204,136	171,909
Total assets	$2,462,094	$2,450,948

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$303,949	$303,558
Other current liabilities	227,458	274,555
Total current liabilities	531,407	578,113
Long-term debt	920,833	921,230
Other long-term liabilities	127,554	130,769
Stockholders' equity	882,300	820,836
Total liabilities & stockholders' equity	$2,462,094	$2,450,948

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	June 28, 2025	June 29, 2024

	(Dollars in Thousands)
Cash Flows from Operating Activities:
Net income	$34,031	$38,373
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	28,758	29,136
Amortization of fair value inventory step-up	2,436	5,239
Share-based compensation expense	9,312	7,628
Gain on repurchase of convertible senior notes, net	—	(12,600)
Gains on sales of property, plant and equipment	(243)	(14,291)
Deferred income taxes	(3,231)	(3,853)
Change in other non-cash operating activities	1,814	1,926
Change in operating assets and liabilities:
Change in accounts receivable, net	3,557	7,970
Change in inventories, net	3,296	(36,228)
Change in prepaid income taxes	3,346	3,223
Change in other assets and other liabilities	(17,785)	(9,839)
Change in accounts payable and accrued expenses	(47,896)	(44,105)
Net cash provided by (used in) operating activities	17,395	(27,421)
Cash Flows from Investing Activities:
Capital expenditures	(3,754)	(5,656)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(11,460)	(4,211)
Proceeds from sale of property, plant and equipment	297	20,362
Acquisitions	—	(149,151)
Other investments	(18,083)	(541)
Net cash used in investing activities	(33,000)	(139,197)
Cash Flows from Financing Activities:
Repayments, net of borrowings	(1,563)	450,437
Purchase of capped call related to convertible notes	—	(88,200)
Debt issuance costs	—	(23,135)
Proceeds from employee stock programs	3,938	4,402
Cash used to net share settle employee equity awards	(4,781)	(9,750)
Other financing activities	(36)	(62)
Net cash (used in) provided by financing activities	(2,442)	333,692
Effect of exchange rates on cash and cash equivalents	4,182	(1,445)
Net Change in Cash and Cash Equivalents	(13,865)	165,629
Cash and Cash Equivalents at Beginning of the Period	306,763	178,800
Cash and Cash Equivalents at End of Period	$292,898	$344,429

Free Cash Flow Reconciliation:
Cash provided by operating activities	$17,395	$(27,421)
Capital expenditures	(3,754)	(5,656)
Additions to Haemonetics equipment	(11,460)	(4,211)
Proceeds from sale of property, plant and equipment	297	20,362
Free cash flow	$2,478	$(16,926)

Reconciliation of Adjusted Measures for First Quarter of FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating income	Interest and other (expense) income	Provision for income taxes	Net income	Earnings per diluted share

Three Months Ended June 28, 2025:	(Dollars in Thousands, Except Per Share Data)
Reported	$192,244	$138,372	$53,872	$(8,703)	$11,138	$34,031	$0.70
Amortization of acquired intangible assets	—	(11,392)	11,392	—	2,923	8,469	0.18
Amortization of fair value inventory step-up	2,436	—	2,436	—	618	1,818	0.04
Acquisition, integration and divestiture related costs	1,030	(1,652)	2,682	2,022	1,212	3,492	0.07
Restructuring costs	(385)	(1,651)	1,266	—	290	976	0.02
Restructuring related costs	(13)	(71)	58	—	9	49	—
Digital transformation costs	—	(5,355)	5,355	—	1,334	4,021	0.08
Litigation-related charges	—	(584)	584	—	148	436	0.01
Remeasurement of contingent consideration	—	93	(93)	—	(34)	(59)	—
Adjusted	$195,312	$117,760	$77,552	$(6,681)	$17,638	$53,233	$1.10
Adjusted, as a percentage of net revenues	60.8%	36.6%	24.1%			16.6%

	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share

Three Months Ended June 29, 2024:	(Dollars in Thousands, Except Per Share Data)
Reported	$174,924	$135,168	$39,756	$6,957	$8,340	$38,373	$0.74
Amortization of acquired intangible assets	—	(12,471)	12,471	—	3,094	9,377	0.18
Amortization of fair value inventory step-up	5,239	—	5,239	—	1,286	3,953	0.08
Acquisition, integration and divestiture related costs	158	(12,165)	12,323	—	718	11,605	0.23
Restructuring costs	4,366	(256)	4,622	—	1,078	3,544	0.07
Restructuring related costs	1,282	(1,236)	2,518	—	598	1,920	0.05
Digital transformation costs	—	(6,345)	6,345	—	1,523	4,822	0.09
MDR and IVDR costs	—	(1,126)	1,126	—	266	860	0.02
Litigation-related charges	—	(755)	755	—	183	572	0.01
Gain on repurchase of convertible notes, net	—	—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gains on sales of property, plant and equipment	—	14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Discrete tax items	—	—	—	—	2,417	(2,417)	(0.05)
Adjusted	$185,969	$114,948	$71,021	$(5,643)	$13,012	$52,366	$1.02
Adjusted, as a percentage of net revenues	55.3%	34.2%	21.1%			15.6%